                                                                   EXHIBIT 10.13


         Each of the following shareholders of Aris Corporation (the "Corporation") has executed an Amended and Restated Voting Agreement with the Corporation in a form substantially identical to the form of agreement between the Corporation and Shareholder attached hereto: Paul Y. Song; AHS LLC; Tina J. Song; and Kendall W. Kunz. The material details in which their agreements differ from the form agreement are set forth below.

         PAUL Y. SONG

                  The number of Subject Shares is 2,621,286.

                   SECTION 3 in Mr. Song's agreement includes the following additional language at the end of the paragraph:

                  "; provided, however, that Shareholder may Transfer up to 100,000 of the Subject Shares in ordinary broker transactions."


                   SECTION 7 in Mr. Song's agreement includes the following additional language at the end of the paragraph:

                  "; provided, however, that Shareholder may Transfer up to 100,000 of the Subject Shares in ordinary broker transactions in accordance with Section 3 hereof."

         AHS LLC

                  The number of Subject Shares is 650,000.

         TINA J. SONG

                  The number of Subject Shares is 427,000.

         KENDALL W. KUNZ

                  The number of Subject Shares is 248,221.

                                                                   EXHIBIT 10.13

                                     FORM OF

                              AMENDED AND RESTATED
                                VOTING AGREEMENT


            VOTING AGREEMENT, effective as of June 14, 2001 (this "Voting Agreement") by and among CIBER, Inc., a Delaware corporation ("CIBER") and the undersigned shareholder (the "Shareholder") of ARIS CORPORATION, a Washington corporation ("ARIS").

                                    RECITALS

            WHEREAS, CIBER and ARIS are contemporaneously entering into an Amended and Restated Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of ARIS with and into CIBER (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement);

            WHEREAS, the Shareholder is the record and beneficial owner of
[              ] shares (the "Subject Shares") of ARIS Common Stock, no
par value per share;

            WHEREAS, as a condition to CIBER's entering into the Merger Agreement, CIBER has required that the Shareholder make certain agreements with respect to the Subject Shares upon the terms and subject to the conditions of this Voting Agreement; and

      WHEREAS, in order to induce CIBER to enter into the Merger Agreement the Shareholder is willing to enter into this Voting Agreement with respect to the Subject Shares;


                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

            1. PROXY WITH RESPECT TO THE SUBJECT SHARES. During the Term (as hereinafter defined), Shareholder hereby irrevocably appoints CIBER, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of Shareholder to act with respect to and vote the Subject Shares owned by the Shareholder for and in the name, place and stead of Shareholder, at any annual, special or other meeting of the holders of shares of ARIS and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Subject Shares are entitled to be voted on any matter that may come before such meeting, or which may be subject to such written consent, (i) in favor of the Merger, the Merger Agreement and the transactions contemplated thereby (ii) against any

Acquisition Proposal (iii) against any action or agreement the purpose or effect of which would be to impede, interfere with or attempt to discourage the Merger, and (iv) against any action the taking of which would constitute a breach by ARIS of any of its representations, warranties, covenants or agreements contained in the Merger Agreement. During the Term, as defined below in Section 8, this proxy shall revoke any other proxy granted by Shareholder at any time with respect to the Subject Shares and during the Term, no subsequent proxies will be given with respect thereto by Shareholder.

            2. AGREEMENT TO SUPPORT MERGER; WAIVER OF DISSENTERS' RIGHTS. In the event that the Proxy granted in Section 1 hereof is ineffective, Shareholder agrees, subject to the terms of Section 4 of this Voting Agreement, to vote the Subject Shares in favor of the Merger pursuant to the terms of the Merger and the Merger Agreement, and to waive any and all dissenters' rights with respect to the transactions contemplated by the Merger Agreement.


            3. AGREEMENT NOT TO TRANSFER. The Shareholder agrees that he will not during the Term of this Voting Agreement sell, transfer, assign or otherwise dispose of ("Transfer") or pledge or otherwise encumber, or enter into any contract, option or other arrangement with respect to the Transfer, pledge or encumbrance of, any of the Subject Shares, or grant or purport to grant to any person any proxy or voting right or any right to acquire any of the Subject Shares, or enter into any voting agreement with any person with respect to the Subject Shares, or deposit any of the Subject Shares in a voting trust.

            4. ADDITIONAL COVENANTS AND AGREEMENTS OF SHAREHOLDER. The Shareholder hereby covenants and agrees with CIBER that, until this Voting Agreement terminates, (i) Shareholder will not take any action that would jeopardize the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (ii) Shareholder will not at any time, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal; (iii) subject to Section 14 of this Voting Agreement, with a view towards pursuing an Acquisition Proposal with any person (A) engage in negotiations with, or (B) disclose any nonpublic information relating to ARIS, or (C) afford access to the properties, books or records of ARIS to, any such person; (iv) Shareholder will execute the ARIS Affiliate Letter promptly upon request therefor, which letter shall be substantially in form attached hereto as Annex A hereto; and (v) Shareholder will deliver to CIBER a written representation confirming that, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in this Voting Agreement.

            5. RELEASE OF SHAREHOLDER. Shareholder hereby releases and forever discharges, for himself and his respective heirs, executors, administrators, successors and assigns, ARIS, its present and former affiliates, officers, directors, stockholders, employees and agents, and their respective heirs, executors, administrators, successor and assigns (collectively, the "Releasees") of and from and all actions, causes of actions, suits, liabilities, claims and demands, in law or in equity, which the Shareholder ever had, now has or may in the future have, whether known or unknown, against any of the Releasees. The foregoing release does not apply to any obligation of ARIS to Shareholder for any (i) compensation or any other employee benefit accrued for in ARIS's financial statements; (ii) obligation arising out of related to the Merger Agreement or the transactions contemplated thereby; or (iii) obligation arising from

Shareholder's service as an officer or director of ARIS for which indemnification and insurance is provided pursuant to Section 5.8 of the Merger Agreement.

            6. CONDITION TO SHAREHOLDER'S OBLIGATIONS. The obligations of the parties to perform under this Voting Agreement upon its execution and thereafter shall be subject to the additional condition that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect that prohibits (i) this Voting Agreement or (ii) the Merger. Each of Shareholder and CIBER agree not to seek any such injunction or order. CIBER agrees that it will oppose and will seek the immediate lifting of any such injunction or order and each Shareholder agrees to cooperate with CIBER in such efforts.

            7. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to CIBER as follows:

            7.1 OWNERSHIP OF SUBJECT SHARES. On the date hereof, the Subject Shares are all of the shares of ARIS Common Stock currently owned by such Shareholder, beneficially and of record. Shareholder does not have any rights to acquire any additional shares of ARIS Common Stock. Shareholder currently has, and at the closing of the Merger will have good, valid and marketable title to, and the sole and unfettered right to vote, the Subject Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Voting Agreement and other than restrictions on transfer under applicable Federal and State securities laws).

            7.2 POWER; BINDING AGREEMENT. Shareholder has the full legal right, power and authority to enter into and perform all of Shareholder's obligations under this Voting Agreement. This Voting Agreement has been duly executed and delivered by the Shareholder and is a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

            7.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Shareholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Shareholder is a party or by which the Shareholder is bound or require the consent of any other person or any party pursuant thereto, or (ii) any judgment, decree or order applicable to the Shareholder.

            8. TERM. The duration and term (the "Term") of this Voting Agreement will be the earlier to occur of (a) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, (b) such date and time as the Merger shall have become effective in accordance with the terms and provisions of the Merger Agreement, or (c) such date and time as CIBER and Shareholder mutually consent in writing to terminate this Voting Agreement. After the Term, this Voting Agreement and the proxy delivered in connection herewith shall terminate and be null and void.

            9. NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

                  If to CIBER:

                  CIBER, Inc.
                  5251 DTC Parkway, Suite 1400
                  Greenwood Village, Colorado 80111
                  Attention: David Durham
                  Telephone: (303) 220-0100
                  Facsimile: (303) 220-7100

                  with copies to:

                  Davis Graham & Stubbs LLP
                  1550 Seventeenth Street, Suite 500
                  Denver, Colorado 80202
                  Attention: John McCabe, Esq.
                  Telephone: (303) 892-7351
                  Facsimile: (303) 893-1379

                  If to Shareholder:

                  c/o ARIS Corporation
                  2229 112th Avenue NE, Suite 200
                  Bellevue, WA  98004-2936
                  Attention:  Shareholder
                  Telephone:  (425) 372-2704
                  Facsimile: (425) 372-2798

                  with copies to:

                  ARIS Counsel
                  Van Valkenberg Furber Law Group, P.L.L.C.
                  1325 Fourth Avenue, Suite 1200
                  Seattle, WA  98101-2509
                  Attention:  Bradley B. Furber
                  Telephone:  (206) 464-0460
                  Facsimile:  (206) 464-2857

            10. ENTIRE AGREEMENT: AMENDMENT. This Voting Agreement, together with the documents expressly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Voting Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

            11. ASSIGNS. This Voting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

            12. GOVERNING LAW. This Voting Agreement, and all matters relating hereto, shall be governed by, and constituted in accordance with the laws of Delaware without giving effect to the principles of conflicts of laws thereof.

            13. CERTAIN EVENTS. Shareholder agrees that this Voting Agreement and the obligations hereunder shall attach to Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder's Subject Share shall pass, whether by operation of law or otherwise, including without limitation, such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of ARIS affecting the Subject Shares, or the acquisition of additional shares of ARIS Common Stock or other voting securities of ARIS by Shareholder, the number of Subject Shares listed in the recitals shall be adjusted appropriately and this Voting Agreement and the obligations hereunder shall attach to any additional shares of ARIS Common Stock or other voting securities of ARIS issued to or acquired by Shareholder.

            14. SHAREHOLDER CAPACITY. No person executing this Voting Agreement who is or becomes during the term hereof a director or executive officer of ARIS makes any agreement or understanding herein in his or her capacity as a director or executive officer. Each Shareholder is executing this Voting Agreement solely in his or her capacity as the record and beneficial owner of Shareholder's Subject Shares. The parties hereto acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any partner of the undersigned or any of their respective affiliates may have as a member of the Board of Directors or executive officer of ARIS; PROVIDED, HOWEVER, that no such duty shall excuse the undersigned from his or her obligation as a Shareholder of ARIS to vote the Subject Shares, to the extent that they may be so voted, as herein provided and to otherwise comply with the terms and conditions of this Voting Agreement.

            15. ENFORCEMENT. Shareholder agrees that irreparable damage would occur and that CIBER would not have any adequate remedy at law in the event that any of the provisions of this Voting Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that CIBER shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by Shareholder of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court of the United States located in the State of Colorado or in any Colorado state court, this being in addition to any other remedy to which CIBER may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to be subject to the personal jurisdiction of any federal court located in the State of Colorado or any Colorado state court in the event any dispute arises out of this Voting Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party shall not bring any action relating to this Voting Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Colorado or a Colorado state court and
(iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to this clause (iv) shall have the same legal force and effect as if served upon such party personally within the State of Colorado.

            16. SEVERABILITY. Any term, provision, covenant or restriction contained in this Voting Agreement held by a court or other governmental authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants, or restrictions contained in this Voting Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Voting Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

            IN WITNESS WHEREOF, CIBER has caused this Voting Agreement to be executed by its duly authorized officers and Shareholder has executed this Voting Agreement as of the date and year first above written.


                                    CIBER, Inc.


                                    --------------------------------------------
                                    By:_________________________________________
                                    Title:______________________________________





                                    --------------------------------------------
                                    Shareholder